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                                                                  EXHIBIT 23.1.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment to Form S-4 Registration Statement (Registration No. 333-65645) of our report dated February 6, 1998 on the consolidated financial statements of Stratosphere Corporation for the year ended December 28, 1997 included within Grand Casinos Inc.'s Form 10-K for the year ended December 28, 1997 and to all references to our firm included in this Registration Statement.


                                          ARTHUR ANDERSEN LLP


Las Vegas, Nevada
October 20, 1998